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                                                                     Exhibit 4.4

                             A.B. WATLEY GROUP INC.
                             1999 STOCK OPTION PLAN

         SECTION 1. Establishment. There is hereby established the A.B. Watley Group Inc. 1999 Stock Option Plan (the "Plan"), pursuant to which employees (including officers, directors, consultants and other persons who perform substantial services for or on behalf of A.B. Watley Group Inc. and/or its subsidiaries) [the "Company"] may be granted options to purchase shares of common stock of the Company, par value $.001 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

         SECTION 2. Status of Options. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive Stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as "Options".

         SECTION 3. Eligibility. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, any directors of the Company, and any consultants and other persons who perform substantial services for or on behalf of the Company, any of its Subsidiaries or affiliates, or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible


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to be granted Non-incentive Stock Options under this Plan. All employees
(including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

         SECTION 4. Number of Shares Covered by Options; No Preemptive Rights. The total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 800,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with
Section 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted.) The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any shareholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.

         SECTION 5. Administration.

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of this Plan, the Board shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each Option and, as limited by Section 3 hereof, whether each Option shall be an Incentive Stock Option or a Non-incentive Stock


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Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status. In making such determinations, the Board may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Board. The Board's determination on all of the matters referred to in this Section 5 shall be conclusive.

         (b) The Board may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions deemed appropriate by the Board.

         (c) Notwithstanding any provision hereof to the contrary, the Board shall have sole and exclusive authority with respect to the grant of Options to directors.

         SECTION 6. Terms of Incentive Stock Options. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

         (a) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Board, but shall be an amount not less than the par value of such shares and not less than the fair market value of


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such shares on the date of grant. For purposes of this Section and Section 7, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Board or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Board in its discretion pursuant to any reasonable method contemplated by
Section 422 of the Code and any regulations issued pursuant to that Section.

         (b) The price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e., surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this Section, or as otherwise determined by the Board, in its discretion, pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.


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         (c) Each Incentive Stock Option Agreement shall provide that such
Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter called the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; provided, however, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and provided, further, that if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die or become disabled (within the meaning of Section 22(e)(3) of the Code) within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

                  (i) the expiration of the period of one year after the date of the Grantee's death or disability, or

                  (ii) the expiration of the Incentive Stock Option Period, by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

         (d) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution, and each

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Incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

         (e) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of
Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this Section) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

         (f) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Board, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Board may determine to be appropriate.


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         (g) In the discretion of the Board, a single Stock Option Agreement may include both Incentive Stock Options and Non-incentive Stock Options, or those options may be included in separate stock option agreements.

         SECTION 7. Terms of Non-incentive Stock Options. Each Non-incentive Stock Option granted under this Plan shall be evidenced by a Non-incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-incentive Stock Option is granted, and shall be subject to the following terms and conditions:

         (a) The price at which shares of Common Stock covered by each Non-incentive Stock Option may be purchased pursuant thereto shall be such amount as determined by the Board but not less than the par value of such shares.

         (b) Each Non-incentive Stock Option Agreement shall provide that such Non-incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period up to and including ten years after the date on which the Non-incentive Stock Option is granted.

         (c) Each Non-incentive Stock Option granted under this Plan shall by its terms be non-transferable by the optionee except by will or by the laws of descent and distribution, and each Non-incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

         (d) The Non-incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board, in its sole discretion, including without limitation the terms, provisions and conditions set forth in Section 6(f) with respect to Incentive Stock Option Agreements.

         SECTION 8. Limit on Option Amount.


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         (a) Notwithstanding any provision contained herein, the aggregate fair market value (determined under Section 6(a) as of the time Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of
Section 424 of the Code) shall not exceed $100,000. If an Incentive Stock Option exceeds this $100,000 limitation, the portion of such Option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-incentive Stock Option. The limit in this paragraph shall not apply to Options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such Options which may be first exercisable in any year.

         (b) Notwithstanding any provision contained herein, grants of options under this Plan to any one optionee who is an employee of the Company shall be limited to Options to purchase no more than 150,000 shares of Common Stock per calendar year (subject to adjustment in the event of a stock split).

         SECTION 9. Adjustment of Number of Shares.

         (a) In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other

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securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this
Section 9(a), in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each stock option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the stockholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the stockholders. In the case of any such substitution or adjustment as provided for in this
Section 9(a), the option price in each stock option agreement for each share covered thereby prior to such

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substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this Section 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board of Directors, in its sole discretion, shall deem equitable.

         (b) In the event that the Company shall effect a distribution, other than a normal and customary cash dividend, upon shares of Common Stock, the Board may, in order to prevent significant diminution in the value of Options as a result of any such distribution, take such measures as it deems fair and equitable, including, without limitation, the adjustment of the option price per share for shares not issued and sold hereunder prior to the record date for said distribution.

         SECTION 10. Change-in-Control. The Board shall have the right to provide in any Incentive Stock Option Agreement or Non-incentive Stock Option Agreement that in the event an optionee's employment with the Company is terminated by the Company within one (1) year of the occurrence of a Change-in-Control Event, all outstanding Options held by such optionee at the time of such termination shall become fully vested and exercisable. In no event shall this Section 10 or Section 9 be subject to modification after a Change-in-Control Event has occurred.

         For purposes of this Section 10, a Change-in-Control Event shall mean any of the following


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events:

         any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of Common Stock of the Company; or

         the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on November 1,1999, constituted the Board and any new director whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors on November 1, 1999 or whose appointment, election or nomination for election was previously so approved; or

         the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other Person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

         a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

         Notwithstanding the foregoing, no "Change-in-Control Event" shall be deemed to have

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occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction nor series of transactions.

         For purposes of this Section 10, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange
Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         SECTION 11. Amendments. This Plan may be terminated or amended from time to time by vote of the Board; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall
(i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation or class of employees or other persons eligible to receive Incentive Options or Non-incentive Options, shall be effective without the approval of the stockholders. Notwithstanding the foregoing, the Plan may be amended by the Board to incorporate any amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (i) incentive stock option status for outstanding Incentive Stock Options and the ability to issue Incentive Stock Options pursuant to the Plan, and (ii) the deductibility

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by the Company pursuant to Section 162(m) of the Code of amounts taxed to Plan participants as ordinary compensation income.

         SECTION 12. Effective Date and Termination. The Plan shall become effective on the date hereof, subject to adoption and approval by the stockholders of the Company at the Annual Meeting of Stockholders to be held in March 2000. Except to the extent necessary to govern outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date of first adoption of the Plan and approval by the stockholders.